UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On April 3, 2014, we entered into a consulting agreement with Aspen Agency Limited, a Hong Kong corporation, pursuant to which Aspen has agreed to provide investment banking, investor relations and business development services to our company. In consideration for Aspen’s services, we have agreed to issue to Aspen 3,000,000 stock options to acquire shares of our common stock at an exercise price of $0.52 per share, for a period of three years. The options will be subject to vesting provisions.

The term of the consulting agreement is from April 3, 2014 and will run for an indefinite period unless terminated by either party providing 30 days written notice.

For a complete description of all of the terms and conditions of the agreement please refer to the form of consulting agreement which is filed as exhibit 10.1 to this current report on Form 8-K.

We granted the securities to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) relying on Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

Item 3.02         Unregistered Sales of Equity Securities.

The information required by this item is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(d)                    Exhibits

10.1	Consulting Agreement dated April 3, 2014 with Aspen Agency Limited

10.2	Stock Option Agreement dated April 3, 2014 with Aspen Agency Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:
/s/ Vered Caplan
Vered Caplan
Interim President, Chief Executive Officer and
Chairperson of the board of directors

April 7, 2014